Exhibit 3.1(ii)

(See also amendments that follow)

BY-LAWS
OF
ZEBRA TECHNOLOGIES CORPORATION

ARTICLE I

Offices

Section 1.1       The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2       The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
Meetings of Stockholders

Section 2.1       All meetings of the stockholder for the election of directors shall be held at such place within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the States of Delaware, as shall be stated by the board of directors in its notice of the meeting.

Section 2.2       Annual meetings of stockholders, at which stockholders shall elect directors as provided in the corporation’s certificate of incorporation in accordance with Section 2.4 of Article II of the by-laws and transact such other business as may properly be brought before the meeting in accordance with Section 2.5 of Article II of these by-laws, shall be held on the third Tuesday in May if not a legal holiday, and if a legal holiday, then on the next business day following, or on such other date as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

Section 2.3       Except as otherwise required by law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not fewer than 10 or more than 60 days before the date of the meeting.

Section 2.4       Only persons who are nominated in accordance with the following procedures shall be eligible to serve as directors. Nominations of persons for election to the board of directors of the corporation at a meeting of stockholders may be made (i) by or at the direction of the board of directors, or (ii) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article II, Section 2.4. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the secretary of the corporation at the principal executive offices of the corporation not less than 60 or more than 90 days prior to the meeting; provided, however, that if the corporation has not “publicly disclosed” (in the manner provided in the last sentence of this Article II, Section 2.4) the date of the meeting at least 70 days prior to the meeting date, notice may be timely made by a stockholder under this Section if received by the secretary of the corporation not later than the close of business on the tenth day following the day on which the corporation publicly disclosed the meeting date. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected); and (ii) as to the stockholder giving notice (A) the name and address, as they appear on the corporation’s books, of such stockholder, and (B) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the board of directors any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth herein. The presiding officer shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, and the defective nomination shall be disregarded. For purposes of these by-laws, “publicly disclosed” or “public disclosure” shall mean disclosure in a press release, reported lay the Dow Jones News Service, Associated Press, or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

Section 2.5       At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors, or (ii) by any stockholder of the corporation who complies with the notice procedures set forth in this Article II, Section 2.5, in the time herein provided.  For business to be properly brought before an annual meeting by a stockholder, the stockholders must deliver written notice to, or mail such written notice so that it is received by, the secretary of the corporation, at the principal executive offices of the corporation, not less than 120 or more than 150 days prior to the first anniversary of the date of the corporation’s consent solicitation or proxy statement released to stockholders in connection with the previous year’s election of directors or meeting of stockholders, except that if no annual meeting of stockholders or election by consent was held in the previous year or if the date of the annual meeting has been changed from the previous year’s meeting, a proposal shall be received by the corporation within 10 days after the corporation has “publicly disclosed” the date of the meeting in the manner provided in Article II, Section 2.4 above.  The stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (C) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (D) any material interest of the stockholder in such business.  At an annual meeting, the presiding officer shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article II, Section 2.5, such business not properly brought before the meeting shall not be transacted.  Whether or not the foregoing procedures are followed, no matter which is not a proper matter for stockholder consideration shall be brought before the meeting.

Section 2.6       Special meetings of the stockholders may be called only by the board of directors.  The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice for the meeting transmitted to stockholders.

Section 2.7       Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than 10 or more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 2.8       In order that the corporation may determine the stockholders entitled to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be (i) not more than 60 or less than 10 days before the date of a meeting, and (ii) not more than 60 days prior to the other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for any adjourned meeting.

Section 2.9       The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.10     The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be represent or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided that, if the adjournment is for more than 30 days, or if a new record date is fixed by the directors, a new notice shall be transmitted to the stockholders.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted at the meeting as originally notified.

Section 2.11     When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the stock shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.12     Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.  At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that, such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.  All voting, excepting where otherwise required by law, may be by a voice vote.

The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.  Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.  All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or by the certificate of incorporation, all other matters shall be determined by a majority of the votes.

Section 2.13     The chairman of the board of directors shall preside at all meetings of the stockholders.  In the absence or inability to act of the chairman, the vice chairman, the president or a vide president (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside.  The secretary of the corporation shall act as secretary of each meeting of the stockholders.  In the event of his absence or inability to act, the chairman of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

Section 2.14     Meetings of the stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order.  The presiding officer’s rulings on procedural matters shall be final.  The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.

ARTICLE III

Directors

Section 3.1       The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than 2 nor more than 7 directors.  The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution.  Initially, the number of directors shall be 2.

Section 3.2       Each director of the corporation shall be elected for a one-year term.  A director shall hold office until the annual meeting of the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to his or her prior death, resignation, retirement or removal from office.  Except as required by law or as contemplated by Section 3.3 hereof, all vacancies on the board of directors and newly-created directorships shall be filled by the board of directors.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 3.3       Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation in accordance with the Corporation’s Certificate of Incorporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the resolutions of the Board of Directors applicable to such series of Preferred Stock.

Meetings of the Board of Directors

Section 3.4       The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.  Members of the board of directors may participate in any such meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 3.5       The first meeting of each newly elected board of directors shall be held immediately following the adjournment of the annual meeting of the stockholders at the same place as such annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.6       Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 3.7       Special meetings of the board may be called by the chairman or president on at least one day’s notice to each director, either personally, or by courier, telephone, telefax, mail or telegram.  Special meetings shall be called by the chairman or president in like manner and on like notice at the written request of one-half or more of the directors comprising the board stating the purpose or purposes for which such meeting is requested.  Notice of any meeting of the board of directors for which a notice is required may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice.  Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened.  Neither the business to be transacted at nor the purpose of any meeting of the board of directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting.  The chairman shall preside at all meetings of the board of directors.  In the absence or inability to act of the chairman, the vice chairman, the president or a vice president (in that order) shall preside, and in their absence or inability to act another director designated by one of them shall preside.

Section 3.8       At all meetings of the board a majority of the then duly elected directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9       Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Committees of Directors

Section 3.10     The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in subsection (a) of Section 151 of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the number of shares of any series), and if the resolution which designates the committee or a supplemental resolution of the board of directors shall so provide, such committee shall have the power and authority to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law or to declare a dividend or to authorize the issuance of stock.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 3.11     Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents executed by its members with the secretary of the corporation.  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.  Members of any committee of the board of directors may participate in any meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating may hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Compensation of Directors

Section 3.12           In the discretion of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

Notices

Section 4.1       Whenever, under applicable law or the certificate of incorporation or these by-laws, notice is required to be given to any director or stockholder, unless otherwise provided by applicable law, in the certificate of incorporation or these by-laws, such notice may be given in writing, by courier or mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with freight or postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall have been deposited with such courier or in the United States mail.

Section 4.2       Whenever any notice is required to be given under applicable law or the certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

Officers

Section 5.1       The officers of the corporation shall be appointed by the board of directors and shall include a president, a secretary and a treasurer.  The board of directors may also appoint a chairman or one or more vice-chairmen, vice-presidents, assistant vice-presidents, assistant secretaries and assistant treasurers.  Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.  The board of directors may also designate persons as officers of divisions of the corporation, but such persons shall not be officers of the corporation.

Section 5.2       The board of directors at its first meeting after each annual meeting of stockholders shall appoint a president, a secretary, a treasurer and such other officers as the board of directors shall deem desirable.

Section 5.3       The board of directors may also appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 5.4       The salaries of all officers of the corporation shall be fixed by the board of directors.

Section 5.5       The officers of the corporation shall hold office until their successors are appointed and qualify or until their earlier resignation or removal.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 5.6       The president shall be the principal executive officer of the corporation. Subject to the direction and control of the board of directors, he or she shall be in charge of the business of the corporation; shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.  Except in those instances in which the authority to execute  is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the president may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.  The president may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

Section 5.7       The vice-presidents shall perform such duties and have such powers as the board of directors or the president may from time to time prescribe.  A vice-president may execute contracts on behalf of the corporation pertaining to the normal course of his or her duties.  In the absence of the president or in the event of his or her inability to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

Section 5.8       The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be.  The secretary shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary.

The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

Section 5.9       The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 5.10     The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.  He or she shall disburse the funds of the corporation as may be ordered by the board of the directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all of his or her transactions as treasurer and of the financial condition of the corporation.  If required by the board of directors, he or she shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

Section 5.11     The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

Certificates of Stock

Section 6.1       Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by (a) the president or a vice-president, and (b) the treasurer or an assistant treasurer, the secretary or an assistant secretary of the corporation, certifying the number of shares owned in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202  of the General Corporation Law of Delaware, in lieu of the  foregoing requirements, there may be set forth on the face or back  of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2       Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other an the corporation or its employee, any  other signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have  ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.3       Subject to the foregoing, certificates for stock of the corporation shall be in such form as the board of directors may from time to time prescribe.

Lost Certificates

Section 6.4             The board of directors may direct a new Certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the snaking of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

Transfers of Stock

Section 6.5             Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person or persons entitled thereto, cancel the old certificate and record the transaction upon its books.

Registered Stockholders

Section 6.6             The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Corporation Law of Delaware.

ARTICLE VII

Conflict of Interests

Section 7.1             No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

(3)                                  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(4)                                  The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(5)                                  The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

Section 7.2             Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE VIII
General Provisions

Dividends

Section 8.1             Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock or rights to acquire the same, subject to the provisions of the certificate of incorporation.

Section 8.2             Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it is created.

Checks

Section 8.3             All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Fiscal Year

Section 8.4             The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Seal

Section 8.5             The corporate seal shall have inscribed thereon the name of the corporation.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

ARTICLE IX

Amendments

These by-laws may be altered, amended, or repealed or new by-laws may be adopted only in the manner provided in the corporation’s certificate of incorporation.

(Dated as of March 1, 1993)

AMENDMENT TO BY-LAWS

OF

ZEBRA TECHNOLOGIES CORPORATION

Sections 2.11 of the By-laws was amended to read in its entirety as follows:

Section 2.11.        When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the stock present in person or by proxy and cast affirmatively or negatively, shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

The last sentence of Section 2.12 of the By-laws was amended to read in its entirety as follows:

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or by the certificate of incorporation, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

(Dated as of March 7, 2002)

AMENDMENT TO BY-LAWS

OF

ZEBRA TECHNOLOGIES CORPORATION

Sections 2.2, 2.4, 2.5, 2.6, 3.1, 3.2 and 3.3 of the By-laws were amended to read in their entirety as follows:

Section 2.2.           Annual meetings of stockholders shall be held on the third Tuesday in May, if not a legal holiday, or if a legal holiday, then on the next business day following, or on such other date as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which stockholders shall elect directors to hold office for the term provided in the Certificate of Incorporation of the Corporation and conduct such other business as shall be considered.

Section 2.4.           Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by, or at the direction of, the Board of Directors or (iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Article II, Section 2.4.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the foregoing paragraph, (a) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation, (b) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware (the “DGCL”), (c) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in this Article II, Section 2.4, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (the number of voting shares required to carry the proposal or elect the nominees being the “Required Number”), and must, in either case, have included in such materials the Solicitation Notice and (d) if no Solicitation Notice relating thereto has been timely provided pursuant to this Article II, Section 2.4, the stockholder or beneficial owner proposing such business or nomination must not have solicited proxies for a number of shares equal to or greater than the Required Number.  To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than forty-five (45) nor more than seventy-five (75) days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than thirty (30) days after, the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the

Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

Notwithstanding anything in the second sentence of the second paragraph of this Article II, Section 2.4 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least fifty-five (55) days prior to the Anniversary, a stockholder’s notice required by these By-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

Only persons nominated in accordance with the procedures set forth in this Article II, Section 2.4 shall be eligible to serve as directors, and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article II, Section 2.4.  The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Notwithstanding the foregoing provisions of this Article II, Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Article II, Section 2.4.  Nothing in this Article II, Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

For purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Business Wire or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 2.5.           Special meetings of the stockholders of the Corporation may be called and conducted only in the manner provided in the Certificate of Incorporation.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

Section 2.6.           Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record of the Corporation who complies with the notice procedures set forth in Article II, Section 2.4 and who is a stockholder of record at the time of giving such notice, and who shall be entitled to vote at the meeting.  Nominations by stockholders of persons for election to the Board of  Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by the second paragraph of Article II, Section 2.4 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

Notwithstanding the foregoing provisions of this Article II, Section 2.6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Article II, Section 2.6.

Section 3.1.   The business and affairs of the Corporation shall be under the direction of, and managed by, a board comprised of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by law, the Certificate of Incorporation or these By-laws to be done by the stockholders.  Directors need not be residents of the State of Delaware or stockholders of the Corporation.  The number of directors shall be determined in the manner provided in the Certificate of Incorporation.

Section 3.2.   Directors shall be elected and serve in the manner provided in the Certificate of Incorporation.  Any vacancies occurring in the Board of Directors and newly created directorships shall be filled in the manner provided in the Certificate of Incorporation.

Section 3.3.  Expect as otherwise provided by law, directors may be removed only in the manner provided in the Certificate of Incorporation.

(Dated as of  April 16, 2003)

AMENDMENT TO BY-LAWS

OF

ZEBRA TECHNOLOGIES CORPORATION

Section 3.1 of the By-laws was amended to read in its entirety as follows:

Section 3.1.  The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than 2 nor more than 11 directors.  The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution.

(Dated as of July 24, 2003)

AMENDMENT TO BY-LAWS

OF

ZEBRA TECHNOLOGIES CORPORATION

The first sentence of Section 6.1 of the By-laws was deleted and replaced with the following:

Certificates shall represent the shares of the corporation, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson or vice-chairperson of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form.